SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 Amendment No. 1
                                       to
                                    FORM 8-K

                Current Report Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                        Date of Report: November 8, 2004
                Date of Earliest Event Reported: August 24, 2004

                         WORLD WASTE TECHNOLOGIES, INC.
--------------------------------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)

                                   California
--------------------------------------------------------------------------------
                 (State or Other Jurisdiction of Incorporation)

        1-11476                                         95-3977501
(Commission File Number)                   (I.R.S. Employer Identification No.)

 13520 Evening Creek Drive, Suite 130, San Diego, California      92128
--------------------------------------------------------------------------------
           (Address of Principal Executive Offices)             (Zip Code)


                                 (858) 391-3400
--------------------------------------------------------------------------------
              (Registrant's Telephone Number, Including Area Code)


--------------------------------------------------------------------------------
         (Former Name or Former Address, if Changed Since Last Report).

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425).

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12).

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b)).

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c)).

EXPLANATORY NOTE:

World Waste Technologies, Inc. is filing this Amendment No. 1 to this Current Report on Form 8-K, which was initially filed on August 30, 2004, solely to file the interim financial statements of World Waste Technologies, Inc. in response to Item 9.01. The annual audited financial statements of World Waste Technologies, Inc. were filed with the Current Report on Form 8-K on August 30, 2004. These interim financial statements appear beginning on Page F-1 of this Current Report on Form 8-K.

This Amendment does not reflect events occurring after the filing of the August 30, 2004 Form 8-K, nor does it modify or update those disclosures in any way.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

           (a) Financial Statements of Businesses Acquired.

            The financial statements as of and for the six months ended June 30, 2004 of World Waste Technologies, Inc. appear beginning on page F-1 of this Current Report on Form 8-K and are hereby incorporated by reference herein.

           (b) Pro Forma Financial Information

           No Pro Forma Financial Information is required to be included in this Current Report on Form 8-K.

            (c) Exhibits.

            2.1 Agreement and Plan of Reorganization dated as of March 25, 2004 among VPTI, V-CO Acquisition, Inc. and World Waste Technologies, Inc. (filed as an exhibit to VPTI's Current Report on Form 8-K dated March 25, 2004, which was filed with the Securities and Exchange Commission on March 29, 2004, and incorporated herein by reference into this Report on Form 8-K).

            *2.2 Amendment No. 1 dated August 24, 2004 to Agreement and Plan of Reorganization dated as of March 25, 2004 among VPTI, V-CO Acquisition, Inc. and World Waste Technologies, Inc.

            *10.1 Employment Agreement between World Waste Technologies, Inc.
                  and Steven Racoosin dated January 1, 2003.

            *10.2 Employment Agreement between World Waste Technologies, Inc.and
                  Thomas L. Collins dated January 20, 2003.

            *10.3 Employment Agreement between World Waste Technologies, Inc.and
                  Fred Lundberg dated March 1, 2004.

            *10.4 Lease Agreement dated July 14, 2004 between Taormina
                  Industries, LLC and World Waste Technologies, Inc.

            *10.5 Waste Recycle Agreement dated June 27, 2003 between World
                  Waste of Anaheim, inc. and Taormina Industries, LLC.

            *10.6 Amended and Restated Technology License Agreement dated June
                  21, 2004, between Bio-Products International, Inc. and World Waste Technologies, Inc.

            *10.7 Form of Registration Rights Agreement.

            *10.8 Stock Purchase Warrant issued to Thomas L. Collins.

            *10.9 Stock Purchase Warrant issued to Steve Racoosin.

            *10.10 Stock Purchase Warrant issued to Fred Lundberg.

            *10.11 Stock Purchase Warrant issued to Dr. Michael Eley.

            *10.12 Stock Purchase Warrant issued to Don Malley.

            ---------------
            *Previously filed

                                   SIGNATURES

           Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        WORLD WASTE TECHNOLOGIES, INC.



Date:  November 8, 2004                 By:  /s/ Thomas L. Collins
                                             ---------------------
                                             Thomas L. Collins,
                                             Chief Executive Officer

                                  EXHIBIT INDEX

Exhibit No.  Description
-----------  -----------

2.1 Agreement and Plan of Reorganization dated as of March 25, 2004 among VPTI, V-CO Acquisition, Inc. and WWT (filed as an exhibit to VPTI's Current Report on Form 8-K dated March 25, 2004, which was filed with the Securities and Exchange Commission on March 29, 2004, and incorporated herein by reference into this Report on Form 8-K).

*2.2 Amendment No. 1 dated August 24, 2004 to Agreement and Plan of Reorganization dated as of March 25, 2004 among VPTI, V-CO Acquisition, Inc. and WWT.

*10.1    Employment Agreement between WWT and Steven Racoosin dated January 1,
         2003.

*10.2 Employment Agreement between WWT and Thomas L. Collins dated January 20, 2003.

*10.3    Employment Agreement between WWT and Fred Lundberg dated March 1, 2004.

*10.4 Lease Agreement dated July 14, 2004 between Taormina Industries, LLC and WWT.

*10.5 Waste Recycle Agreement dated June 27, 2003 between World Waste of Anaheim, inc. and Taormina Industries, LLC.

*10.6 Amended and Restated Technology License Agreement dated June 21, 2004, between Bio-Products International, Inc. and World Waste Technologies, Inc.

*10.7    Form of Registration Rights Agreement.

*10.8    Stock Purchase Warrant issued to Thomas L. Collins.

*10.9    Stock Purchase Warrant issued to Steve Racoosin.

*10.10   Stock Purchase Warrant issued to Fred Lundberg.

*10.11   Stock Purchase Warrant issued to Dr. Michael Eley.

*10.12   Stock Purchase Warrant issued to Don Malley.

---------------
*Previously filed

                 WORLD WASTE TECHNOLOGIES, INC. AND SUBSIDIARIES
                     (FORMERLY WORLD WASTE OF AMERICA, INC.)
                          (A DEVELOPMENT STAGE COMPANY)

                   UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

                    THREE AND SIX MONTHS ENDED JUNE 30, 2004
                  AND FOR THE PERIOD JUNE 18, 2002 (INCEPTION)
                                TO JUNE 30, 2004
                                    UNAUDITED

                 WORLD WASTE TECHNOLOGIES, INC. AND SUBSIDIARIES
                     (Formerly World Waste of America, Inc.)
                          (A Development Stage Company)
                           CONSOLIDATED BALANCE SHEET

                                                                                                       June 30      December 31
                                                                                                        2004           2003
                                                                                                     (Unaudited)
                                                                                                     -----------    -----------
ASSETS:

Current Assets:
        Cash                                                                                         $ 1,084,108    $   167,619
        Prepaid Expenses                                                                                  50,666         18,676
        Employee Receivables                                                                                                409
        Note Receivable                                                                                                  12,336
                                                                                                     -----------    -----------
Total Current Assets                                                                                   1,134,774        199,040

Fixed Assets:
        Machinery and Equipment, net of Accumulated Depreciation of $12,145 and $8,193                    48,427         28,674
        Deposits on Equipment                                                                            922,510
        Construction in Progress                                                                          69,605

Other Assets:
        Patent License                                                                                   450,625        350,000
                                                                                                     -----------    -----------
        TOTAL ASSETS                                                                                 $ 2,625,941    $   577,714
                                                                                                     ===========    ===========

LIABILITIES AND STOCKHOLDERS EQUITY (DEFICIT):

LIABILITIES:

Current Liabilities:
        Accounts Payable                                                                             $    80,814    $    12,500
        Accrued Salaries Payable                                                                          84,252        122,830
        Accrued Interest Payable                                                                         121,228         73,032
        Accrued Advisory and Professional Fees Payable                                                   198,000         30,000
        Accrued Litigation Settlement                                                                    150,000
        License Fees Payable                                                                             167,500        167,500
        Other Liabilities                                                                                  2,357            800
        Current portion of Note Payable                                                                    5,139          4,943
        Convertible Promissory Notes Payable                                                           1,193,500      1,177,000
                                                                                                     -----------    -----------
Total Current Liabilities                                                                              2,002,790      1,588,605
                                                                                                     -----------    -----------

Long Term Liabilities:
        Note Payable, less current portion                                                                19,748         22,367
                                                                                                     -----------    -----------
Total Long Term Liabilities                                                                               19,748         22,367
                                                                                                     -----------    -----------
        TOTAL LIABILITIES                                                                              2,022,538      1,610,972
                                                                                                     -----------    -----------

STOCKHOLDERS' EQUITY (DEFICIT):

        Common Stock - $.00001 par value: 50,000,000 shares
        authorized, 18,365,335 and 9,100,000 shares issued and outstanding at
        June 30, 2004 and at December 31, 2003                                                               184            100

        Additional Paid-in-Capital                                                                     2,839,160         73,136
        Common Stock Subscriptions                                                                                      125,000
        Deficit Accumulated during development stage                                                  (2,235,941)    (1,231,494)

                                                                                                     -----------    -----------
        TOTAL STOCKHOLDERS' EQUITY (DEFICIT)                                                             603,403     (1,033,258)
                                                                                                     -----------    -----------
        TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                                   $ 2,625,941    $   577,714
                                                                                                     ===========    ===========

                 See Notes to Consolidated Financial Statements

                 WORLD WASTE TECHNOLOGIES, INC. AND SUBSIDIARIES
                     (Formerly World Waste of America, Inc.)
                          (A Development Stage Company)
                 UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                                        June 18, 2002
                                                    For the Six Months Ended            (Inception) to
                                            June 30, 2004        June 30, 2003         June 30, 2004 *
                                            -------------        -------------         ---------------
EXPENSES:

    Research and Development                $   (153,625)         $   (151,715)         $   (386,364)

    General and Administrative:
       Salaries                                 (291,365)             (161,658)             (733,388)
       Professional Fees                        (148,712)               (3,019)             (204,092)
       Legal Fees                               (122,561)              (13,493)             (220,622)
       Litigation Settlement                    (150,000)                                   (150,000)
       Rent                                      (18,611)              (24,000)              (97,611)
       Travel                                    (25,758)              (16,149)              (58,755)
       Marketing                                  (7,431)               (4,648)              (79,639)
       Other                                     (36,811)              (31,886)             (112,272)
                                            ------------          ------------          ------------
    Loss from Operations                        (954,874)             (406,568)           (2,042,743)
                                            ------------          ------------          ------------

OTHER EXPENSES:

     Interest Expense                            (49,573)              (25,877)             (125,671)

                                            ------------          ------------          ------------
     Total Other Expenses                        (49,573)              (25,877)             (125,671)

                                            ------------          ------------          ------------
     Net Loss                               $ (1,004,447)         $   (432,445)         $ (2,168,414)
                                            ============          ============          ============

     Basic and diluted Net Loss per share   $      (0.07)         $      (0.05)         $      (0.21)
                                            ============          ============          ============

     Weighted average number of shares
     outstanding used in calculation          13,659,123             9,100,000            10,239,780
                                            ============          ============          ============

      * Approximately $67,526 in Consulting and Travel expenses incurred prior to inception of the business on June 18, 2002 are not included.

                 See Notes to Consolidated Financial Statements

               WORLD WASTE TECHNOLOGIES, INC. AND SUBSIDIARIES
                   (Formerly World Waste of America, Inc.)
                        (A Development Stage Company)
               UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

                                            For the Quarters Ended
                                        June 30, 2004    June 30, 2003
                                        -------------    -------------

EXPENSES:

  Research and Development               $   (108,816)   $    (57,133)

  General and Administrative:
     Salaries                                (152,789)        (90,087)
     Professional Fees                        (82,898)         (2,200)
     Legal Fees                               (43,382)         (5,219)
     Rent                                     (13,736)        (12,000)
     Marketing                                 (7,111)           (290)
     Travel                                   (18,127)         (6,799)
     Other                                    (19,721)        (16,926)

                                         ------------    ------------
  Loss from Operations                       (446,580)       (190,654)
                                         ------------    ------------

OTHER EXPENSES:

  Interest Expense                            (25,283)        (15,578)

                                         ------------    ------------
  Total Other Expenses                        (25,283)        (15,578)

                                         ------------    ------------
  Net Loss                               $   (471,863)   $   (206,232)
                                         ============    ============

  Basic and diluted Net Loss per share   $      (0.03)   $      (0.02)
                                         ============    ============

  Weighted average number of shares
  outstanding used in calculation          17,385,192       9,100,000
                                         ============    ============

                 See Notes to Consolidated Financial Statements

                 WORLD WASTE TECHNOLOGIES, INC. AND SUBSIDIARIES
                     (Formerly World Waste of America, Inc.)
                          (A Development Stage Company)
            CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)

                                                   Common Stock
                                           ------------------------     Additional      Common Stock   Retained
                                              Shares       Dollars    Paid in Capital   Subscription   Deficit *        Total
                                           -----------   -----------  ---------------   ------------  ------------    -----------
Preformation Expenses                                                                                 $    (67,526)   $   (67,526)
Formation - June 18, 2002                    9,100,000   $       100     $    73,036                                       73,136

       Net Loss - 2002                                                                                    (359,363)      (359,363)
                                           -----------   -----------     -----------      --------    ------------    -----------

December 31, 2002                            9,100,000           100          73,036      $     --        (426,889)      (353,753)

       Additional Paid in Capital                                                100                                          100
       Common Stock Subscribed                                                             125,000                        125,000
       Net Loss - 2003                                                                                    (804,605)      (804,605)

                                           -----------   -----------     -----------      --------    ------------    -----------
December 31, 2003                            9,100,000           100          73,136       125,000      (1,231,494)    (1,033,258)

       Merger with Waste Solutions, Inc.     7,150,000            63           2,137                                        2,200
       Issuance of Common Stock for
       Common Stock Subscriptions              125,000             1         124,999      (125,000)                             0
       Common Stock and warrants net
        of offering cost                       500,000             5         649,995                                      650,000
       Exercise of Warrants                    133,333             1           1,332                                        1,333

       Net Loss - 1st Quarter 2004                                                                        (532,584)      (532,584)

                                           -----------   -----------     -----------      --------    ------------    -----------
March 31, 2004 (unaudited)                  17,008,333   $       170     $   851,599      $     --      (1,764,078)   $  (912,309)

       Warrants Issued                                                       100,625                                      100,625
       Common Stock and warrants net
        of offering cost                     1,357,002            14       1,886,936                                    1,886,950
       Net Loss - 2nd Quarter 2004                                                                        (471,863)      (471,863)

                                           -----------   -----------     -----------      --------    ------------    -----------
June 30, 2004 (unaudited)                   18,365,335   $       184     $ 2,839,160      $     --    $ (2,235,941)   $   603,403
                                           ===========   ===========     ===========      ========    ============    ===========

      *     Accumulated during development stage

                 See Notes to Consolidated Financial Statements

                 WORLD WASTE TECHNOLOGIES, INC. AND SUBSIDIARIES
                     (Formerly World Waste of America, Inc.)
                          (A Development Stage Company)
                 UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOW

                                                                                                             June 18, 2002
                                                                                    Six Months Ended         (Inception) to
                                                                             June 30, 2004   June 30, 2003   June 30, 2004
                                                                             -------------   -------------   --------------
Cash Flow from Operating Activities:

       Net Loss                                                               $(1,004,447)   $  (447,445)   $(2,168,415)

Adjustments to reconcile net loss to net cash used in operating activities:

       Depreciation                                                                 3,952          3,618         12,145

Changes in operating assets and liabilities:

       Prepaid Expenses                                                           (31,990)          (268)       (50,666)
       Employee Receivable                                                            410         (1,749)            --
       Accounts Payable                                                            68,314        (25,190)        80,814
       Employee Payable                                                             2,355        (10,256)         2,355
       Accrued Salaries                                                           (38,578)        47,976         84,252
       Accrued Interest                                                            48,196         24,670        121,228
       Accrued Advisory and Professional Fees                                     168,000                       198,000
       Accrued Litigation Settlement                                              150,000                       150,000
       Accrued Other Liabilities                                                     (799)        (1,562)            --

                                                                              -----------    -----------    -----------
       Net Cash used in Operating Activities                                     (634,587)      (410,206)    (1,570,286)
                                                                              -----------    -----------    -----------

Cash flows from investing activities:

       Construction in Progress                                                   (69,605)                      (69,605)
       Deposits on Equipment                                                     (922,510)                     (922,510)
       Purchase Machinery & Equipment                                             (23,705)                      (27,705)
       Purchase of Intangible                                                                                  (182,500)
       Note Receivable                                                             12,336                            --
                                                                              -----------    -----------    -----------
                                                                               (1,003,484)         - 0 -     (1,202,320)
                                                                              -----------    -----------    -----------

Cash flows from financing activities:

       Note Payable on Vehicle                                                     (2,423)        (4,024)        (7,980)
       Convertible Promissory Notes Payable                                        16,500        414,500      1,125,974
       Warrants, Common Stock and                                                                                    --
            Additional Paid in Capital                                          2,540,483            100      2,738,719
                                                                              -----------    -----------    -----------
                                                                                2,554,560        410,576      3,856,713
                                                                              -----------    -----------    -----------

Net Increase in Cash                                                              916,489            370      1,084,108

Beginning Cash                                                                    167,619          1,897          - 0 -

                                                                              -----------    -----------    -----------
Ending Cash                                                                   $ 1,084,108    $     2,267    $ 1,084,108
                                                                              ===========    ===========    ===========

Interest Paid                                                                 $     1,026    $     1,207    $     4,444

Income Taxes Paid                                                             $        --    $        --    $        --

Non-Cash Investing and Financing Activities:

      During 2002, the Company issued $67,526 of Convertible Promissory Notes payable for preformation funds received and expended prior to Inception.

      During the Six Months ended June 30, 2004, the Company issued warrants to purchase 250,000 shares of its common stock for a modification in the license agreement. The fair market value of the warrants was $100,625. During the Six Months ended June 30, 2004 the Company issued 125,000 shares of common stock in exchange for $125,000 in common stock subscriptions.

      During the six months ended June 30, 2004, the Company issued 198,800 warrants to the placement agent for services rendered in connection with the fund raising effort.

                 See Notes to Consolidated Financial Statements

                 WORLD WASTE TECHNOLOGIES, INC. AND SUBSIDIARIES
                     (FORMERLY WORLD WASTE OF AMERICA, INC.)
                          (A DEVELOPMENT STAGE COMPANY)
                                   (Unaudited)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                       JUNE 30, 2004 AND DECEMBER 31, 2003

NOTE 1. DESCRIPTION OF BUSINESS

      The accompanying Consolidated Financial Statements include the accounts of World Waste Technologies, Inc. (Formerly World Waste of America, Inc.) and its wholly owned subsidiaries World Waste of Anaheim, Inc., and World Waste of California, Inc (collectively the "Company"). All significant inter-company accounts and transactions have been eliminated upon consolidation. World Waste Technologies, Inc. (WWTI), a California corporation, was formed on June 18, 2002 as World Waste of America, Inc. WWTI holds the United States license from Bio-Products International, Inc. with respect to patented technology developed at the University of Alabama in Huntsville, which technology was designed to convert a large percent of municipal solid waste into a cellulose fiber containing material. It is anticipated that additional value will be realized through the capture of inorganic, recyclable materials such as aluminum, steel, plastic bottles and low-grade plastics. The Company intends to generate revenue from receiving the waste (tipping fees) and from selling cellulose and recyclable materials.

      In March 2004, World Waste of America, Inc. (WWA), merged with a wholly-owned subsidiary of Waste Solutions, Inc.(WSI), a California corporation, and changed its name to World Waste Technologies, Inc.(WWTI). The Placement Agent and its affiliates were the controlling shareholders of WSI. Prior to the merger WSI had 7,150,000 shares of common stock outstanding and WWA had 9,100,000 shares of common stock outstanding. The merger was transacted by WSI issuing one of its shares for each share of WWA. After the merger there were 16,250,000 shares outstanding. The agreement was accounted for as a reverse merger of WWA, similar to a recapitalization, because the shareholders of WWA became the controlling shareholders of the entity after the exchange. Accordingly, for accounting purposes, the historical financial statements presented are those of WWA.

      Prior to the merger, WSI obtained $750,000 for the issuance of a promissory note and received a commitment for an additional $250,000. The investor also received a warrant for the purchase of 133,333 shares of common stock for $0.01 per share in connection with these additional funds. After the merger, the promissory note was exchanged for 500,000 shares of common stock in WWTI. In April, the Company received the additional $250,000 for the purchase of additional common stock. Fees paid in the first quarter related to the fund raising effort of $100,000 were deducted from paid in capital. The relative fair value allocated to the warrants was $166,667 using the Black Scholes calculation. The value of the warrants was estimated using the Black-Scholes option pricing model with the following assumptions: average risk-free interest of 3.6%; dividend yield of 0%; average volatility factor of the expected market price of the Company's common stock of 26.4%; and a term of 4 years. During the second quarter ended June 30, 2004, the Company obtained an additional $1,886,950 for common stock net of fees paid of $148,550.

                 WORLD WASTE TECHNOLOGIES, INC. AND SUBSIDIARIES
                     (FORMERLY WORLD WASTE OF AMERICA, INC.)
                          (A DEVELOPMENT STAGE COMPANY)
                                   (Unaudited)

      Later in March, 2004, WWTI entered into an Agreement and Plan of Reorganization with Voice Powered Technologies International, Inc., a California corporation ("VPTI"), to merge with and into VPTI. VPTI is a publicly-traded company trading under the stock symbol VPTI.OB. VPTI is a shell corporation with no material operations. The merger with VPTI was completed on August 24, 2004. As part of the merger agreement WWTI shareholders received approximately 95% of the outstanding shares of VPTI. Upon completion of the Merger, VPTI changed its name to World Waste Technologies, Inc. As the shareholders of WWTI became the controlling shareholders of VPTI after the exchange, WWTI is treated as the acquirer for accounting purposes, and therefore the transaction was accounted for as a reverse merger. Accordingly, WWTI is considered the acquirer and assets and liabilities of WWTI were not adjusted as a result of the merger.

NOTE 2. GOING CONCERN

      The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company incurred a net loss of $471,863 for the second quarter of 2004 compared to a net loss of $206,232 for the second quarter of 2003. The Company had a net loss for the six months ended June 30, 2004 of $1,004,447 compared to a net loss of $432,445 for the six months ended June 30, 2003, and the Company had an accumulated deficit of $2,235,941 at June 30, 2004. The Company expects to incur substantial additional costs and capital expenditures to complete the initial facility and through the initial quarter of processing. The ability to complete and operate the facility is subject to the Company obtaining funding and obtaining equipment financing. If this funding is not obtained the Company may be unable to continue as a going concern for a reasonable period of time.

      The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern. The Company's continuation as a going concern is dependent upon its ability to generate sufficient cash flow to meet its obligations on a timely basis, to obtain additional financing as may be required, and ultimately to attain successful operations. Management is continuing its efforts to obtain additional funds so that the Company can meet its obligations.

      The Company intends to raise additional debt and/or equity financing to sustain its operations and to complete its capital expenditures, although there can be no assurance that it will be able to raise such funds on terms acceptable to the Company, or at all.

                 WORLD WASTE TECHNOLOGIES, INC. AND SUBSIDIARIES
                     (FORMERLY WORLD WASTE OF AMERICA, INC.)
                          (A DEVELOPMENT STAGE COMPANY)
                                   (Unaudited)

NOTE 3. SUMMARY OF ITS SIGNIFICANT ACCOUNTING POLICIES

      Basis of Presentation

      The accompanying consolidated financial statements are prepared in accordance with accounting principles generally accepted in the United States of America. The Company is a new enterprise in the development stage as defined by Statement No. 7 of the Financial Accounting Standards Board, since it has derived no revenues from its activities to date.


      Interim Financial Statements

      The accompanying financial statements include all adjustments (consisting of only normal recurring accruals), which are, in the opinion of management, necessary for a fair presentation of the results of operations for the periods presented. Interim results are not necessarily indicative of the results to be expected for a full year. The financial statements should be read in conjunction with the financial statements for the year ended December 31, 2003, included in the VPTI Form 8-K filed August 30, 2004.


      Use of Estimates

      The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.


      Cash and Cash Equivalents

      The Company considers all highly liquid investments with a maturity of three months or less when purchased, which are not securing any corporate obligations, to be cash equivalents. The Company has no cash equivalents at June 30, 2004.


      Concentration of Credit Risk

      The Company maintains its cash balances in a financial institution. Cash balances at the institution are insured by the Federal Deposit Insurance Corporation up to $100,000. The Company has not experienced any losses in connection with such accounts.

                 WORLD WASTE TECHNOLOGIES, INC. AND SUBSIDIARIES
                     (FORMERLY WORLD WASTE OF AMERICA, INC.)
                          (A DEVELOPMENT STAGE COMPANY)
                                   (Unaudited)

      Fixed Assets

      Machinery and Equipment is stated at cost. Depreciation is computed on the straight-line method over the estimated useful asset lives. At June 30, 2004 the Company had issued purchase orders of $3,091,090 for plant equipment to be manufactured against which deposits on equipment have been made of $922,510 and payments on construction in progress of $69,605.

      The Company has completed a substantial portion of the engineering process for the initial plant in Anaheim, California and plans to capitalize all costs directly associated with developing the plant throughout the remainder of 2004.

      Intangibles

      Intangible assets are recorded at cost. At June 30, 2004 and December 31, 2003, the Company's only intangible asset was the License to the patented technology. The Company will begin amortizing this intangible asset upon completion of the first facility on a straight-line basis over the remaining life of the License. The Company's policy regarding intangible assets is to review such intangible assets for impairment whenever events or changes in circumstances indicate that its carrying amount may not be recoverable. If the review indicates that intangible assets are not recoverable (i.e. the carrying amount is more than the future projected undiscounted cash flows), its carrying amount would be reduced to fair value. The Company carried no goodwill on its books at either June 30, 2004 or December 31, 2003. Further, during the six months ended June 30, 2004 the Company had no material impairment to its intangible asset.

      Research and Development

      Research and development costs are charged to operations when incurred.

      Income Taxes

      The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards ("SFAS") No. 109, "Accounting for Income Taxes." In accordance with SFAS No. 109, the Company records a valuation allowance against net deferred tax assets if, based upon the available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income and when temporary differences become deductible. The Company considers, among other available information, uncertainties surrounding the recoverability of deferred tax assets, scheduled reversals of deferred tax liabilities, projected future taxable income, and other matters in making this assessment.

                 WORLD WASTE TECHNOLOGIES, INC. AND SUBSIDIARIES
                     (FORMERLY WORLD WASTE OF AMERICA, INC.)
                          (A DEVELOPMENT STAGE COMPANY)
                                   (Unaudited)

      Segment Reporting

      The Company currently operates in a single segment. In addition, financial results are prepared and reviewed by management as a single operating segment. The Company continually evaluates its operating activities and the method utilized by management to evaluate such activities and will report on a segment basis when appropriate to do so.


      Comprehensive Income

      SFAS No. 130, "Reporting Comprehensive Income," establishes standards for the reporting and display of comprehensive income and its components in the financial statements. As of June 30, 2004 the Company has no items that represent other comprehensive income and, therefore, has not included a schedule of comprehensive income in the financial statements.


      Fair Value of Financial Instruments

      The carrying values of cash, note receivable, note payable, accounts payable and other accrued liabilities approximate fair value due to either their short-term nature or interest rates which approximate market rates.


      Reclassification

      Certain amounts for the year ended December 31, 2003 and 2002 have been reclassified to conform with the presentation of the June 30, 2004 amounts. These reclassifications have no effect on reported net loss.


      Stock-Based Compensation

      The Company accounts for employee stock-based compensation in accordance with the intrinsic value method prescribed in Accounting Principles Board Opinion (APB) No. 25 entitled "Accounting for Stock Issued to Employees," and related interpretations. Accordingly, compensation cost for warrants issued to employees to purchase common stock is measured as the excess, if any, of the fair value of the Company's stock at the date of grant over the amount an employee must pay to acquire the stock amortized over the vesting period. The Company applies the disclosure requirements of SFAS No. 123 entitled, "Accounting for Stock-Based Compensation." Had the compensation cost for the warrants issued been determined based on the fair value at the warrant grant dates consistent with the method of SFAS No. 123, the Company's net loss and diluted loss per share on a pro forma basis would have been as follows:

                 WORLD WASTE TECHNOLOGIES, INC. AND SUBSIDIARIES
                     (FORMERLY WORLD WASTE OF AMERICA, INC.)
                          (A DEVELOPMENT STAGE COMPANY)
                                   (Unaudited)

                                         For the Three Months Ended              For the Six Months Ended
                                   ------------------------------------    ------------------------------------
                                        June 30,             June 30,           June 30,          June 30,
                                         2004                 2003               2004               2003
                                   ----------------    ----------------    ----------------    ----------------
Net loss, as reported              $       (471,863)   $       (206,232)   $     (1,004,447)   $       (432,445)

Deduct: Stock-based compensation
   expense determined under the
   fair value method for all
   awards                                    (6,289)                 --              (6,289)                 --
                                   ----------------    ----------------    ----------------    ----------------

   Net loss, pro forma             $       (478,152)   $       (206,232)   $     (1,010,736)   $       (432,445)
                                   ================    ================    ================    ================

Net loss per share, as reported:
   Basic and diluted               $          (0.03)   $          (0.02)   $          (0.07)   $          (0.05)
                                   ================    ================    ================    ================

Net loss per share, pro forma:
   Basic and diluted               $          (0.03)   $          (0.02)   $          (0.07)   $          (0.05)
                                   ================    ================    ================    ================

                 WORLD WASTE TECHNOLOGIES, INC. AND SUBSIDIARIES
                     (FORMERLY WORLD WASTE OF AMERICA, INC.)
                          (A DEVELOPMENT STAGE COMPANY)
                                   (Unaudited)

The fair value of these warrants was estimated at the dates of grant using the Black-Scholes option valuation model with the following weighted-average assumptions:

                             For the Three Months Ended For the Six Months Ended
                             -------------------------- ------------------------
                                 June 30,    June 30,      June 30,  June 30,
                                  2004         2003         2004       2003
                                ---------    ---------    ---------  -------

Risk-free interest rate            3.6%         --          3.6%          --

Dividend yield                       --         --            --          --

Volatility                        26.4%         --         26.4%          --

Weighted averaged expected life      4          --            4           --


      The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options that have no vesting restriction and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. Because the Company's warrants issued to employees have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options.

      Warrants

      The number and weighted average exercise prices of warrants granted to investors, the placement agent and employees are as follows:

                                           Six month period ended,
                                              June 30, 2004
                                           ----------------------
                                                        Average
                                                       Exercise
                                             -------    -----
                                              Number    Price
                                             -------    -----
      Outstanding at beginning of period           0        0
      Granted during the period            1,031,533    $1.03
      Exercised during the period            133,333    $0.01
      Terminated during the period                 0        0
      Exercisable at the end of the period   648,200     1.06
      Outstanding at the end of the period   898,200    $1.18

      Earning Per Share

      The Company has adopted Statement of Financial Accounting Standards No. 128, "Earnings per Share" (SFAS No. 128). SFAS No. 128 provides for the calculation of basic and diluted earnings per share. Basic earnings per share includes no dilution and is computed by dividing income available to common shareholders by the weighted average number of common shares outstanding for the period. Diluted earnings per share reflects the potential dilution of securities that could share in the earnings of an entity, such as stock options, warrants or convertible securities. Potential common shares related to convertible promissory notes payable and stock purchase warrants were not included in the calculation of diluted earnings per share because of their anti-dilutive effect. If these securities had been included, the diluted weighted average number of shares outstanding for the quarter would have been 18,582,858.



      New Accounting Pronouncements

      In January 2003, the FASB issued Interpretation No. 46, "Consolidation of Variable Interest Entities" (an interpretation of Accounting Research Bulletin (ARB) No. 51, Consolidated Financial Statements). Interpretation 46 addresses consolidation by business enterprises of entities to which the usual condition of consolidation described in ARB-51 does not apply. The Interpretation changes the criteria by which one company includes another entity in its consolidated financial statements. The general requirement to consolidate under ARB-51 is based on the presumption that an enterprise's financial statements should include all of the entities in which it has a controlling financial interest (i.e., majority voting interest). Interpretation 46 requires a variable interest entity to be consolidated by a company that does not have a majority voting interest, but nevertheless, is subject to a majority of the risk of loss from the variable interest entity's activities or entitled to receive a majority of the entity's residual returns or both. A company that consolidates a variable interest entity is called the primary beneficiary of that entity.

                 WORLD WASTE TECHNOLOGIES, INC. AND SUBSIDIARIES
                     (FORMERLY WORLD WASTE OF AMERICA, INC.)
                          (A DEVELOPMENT STAGE COMPANY)
                                   (Unaudited)

      In December 2003 the FASB concluded to revise certain elements of FIN 46, primarily to clarify the required accounting for interests in variable interest entities. FIN-46R replaces FIN-46, that was issued in January 2003. FIN-46R exempts certain entities from its requirements and provides for special effective dates for entities that have fully or partially applied FIN-46 as of December 24, 2003. In certain situations, entities have the option of applying or continuing to apply FIN-46 for a short period of time before applying FIN-46R. In general, for all entities that were previously considered special purpose entities, FIN 46 should be applied in periods ending after December 15, 2003. Otherwise, FIN 46 is to be applied for registrants who file under Regulation SX in periods ending after March 15, 2004, and for registrants who file under Regulation SB, in periods ending after December 15, 2004. The Company does not expect the adoption to have a material impact on the Company's financial position or results of operations.

      In December 2003, the Securities and Exchange Commission ("SEC") issued Staff Accounting Bulletin ("SAB") No. 104, "Revenue Recognition." SAB 104 supersedes SAB 101, "Revenue Recognition in Financial Statements." SAB 104's primary purpose is to rescind accounting guidance contained in SAB 101 related to multiple element revenue arrangements, superseded as a result of the issuance of EITF 00-21, "Accounting for Revenue Arrangements with Multiple Deliverables." Additionally, SAB 104 rescinds the SEC's Revenue Recognition in Financial Statements Frequently Asked Questions and Answers ("the FAQ") issued with SAB 101 that had been codified in SEC Topic 13, Revenue Recognition. Selected portions of the FAQ have been incorporated into SAB 104. While the wording of SAB 104 has changed to reflect the issuance of EITF 00-21, the revenue recognition principles of SAB 101 remain largely unchanged by the issuance of SAB 104, which was effective upon issuance. The adoption of SAB 104 did not impact the consolidated financial statements.

      In December 2003, the FASB issued a revised SFAS No. 132, "Employers' Disclosures about Pensions and Other Postretirement Benefits" which replaces the previously issued Statement. The revised Statement increases the existing disclosures for defined benefit pension plans and other defined benefit postretirement plans. However, it does not change the measurement or recognition of those plans as required under SFAS No. 87, "Employers' Accounting for Pensions," SFAS No. 88, "Employers' Accounting for Settlements and Curtailments of Defined Benefit Pension Plans and for Termination Benefits," and SFAS No. 106, "Employers' Accounting for Postretirement Benefits Other Than Pensions." Specifically, the revised Statement requires companies to provide additional disclosures about pension plan assets, benefit obligations, cash flows, and benefit costs of defined benefit pension plans and other defined benefit postretirement plans. Also, companies are required to provide a breakdown of plan assets by category, such as debt, equity and real estate, and to provide certain expected rates of return and target allocation percentages for these asset categories. The Company has implemented this pronouncement and has concluded that the adoption has no material impact to the financial statements.

                 WORLD WASTE TECHNOLOGIES, INC. AND SUBSIDIARIES
                     (FORMERLY WORLD WASTE OF AMERICA, INC.)
                          (A DEVELOPMENT STAGE COMPANY)
                                   (Unaudited)

      In March 2004, the Financial Accounting Standards Board (FASB) approved the consensus reached on the Emerging Issues Task Force (EITF) Issue No. 03-1, "The Meaning of Other-Than-Temporary Impairment and Its Application to Certain Investments." The objective of this Issue is to provide guidance for identifying impaired investments. EITF 03-1 also provides new disclosure requirements for investments that are deemed to be temporarily impaired. The accounting provisions of EITF 03-1 are effective for all reporting periods beginning after June 15, 2004, while the disclosure requirements for certain investments are effective for annual periods ending after December 15, 2003, and for other investments such disclosure requirements are effective for annual periods ending after June 15, 2004. The Company has evaluated the impact of the adoption of EITF 03-1 and does not believe the impact will be significant to the Company's overall results of operations or financial position.


NOTE 4. LICENSE AGREEMENT

      On June 21, 2002, the Company entered into a U.S. technology license agreement with Bio-Products International, Inc., an Alabama corporation with respect to patented methods and processes. This agreement was amended on June 21, 2004. The patented technology was designed to provide for the processing and separation of material contained in Municipal Solid Waste
      (MSW). This unique process, known as pressurized steam classification technology, treats MSW with a combination of time, temperature and pressure. Temperatures of several hundred degrees sterilize the material and the pressure, and agitation causes a pulping action. This combination is designed to result in a large volume reduction, yielding high-density, sterilized product that is ready for processing and/or market. The most recent patent includes the capturing of all Volatile Organic Compounds and was granted by the United States Patent and Trademark Office in October 2001.

      The University of Alabama currently owns the patent for the Technology. This patent was licensed to Bio-Products International, Inc. ("Bio-Products") and this license was assigned to the Company for the United States.

      The license extends for a period of 20 years from the effective date of the agreement. The agreement shall be automatically extended until the expiration date of the last patent issued to Bio-Products and/or the University of Alabama covering the Technology.

      For the license, the Company paid a one-time fee during 2003 of $350,000, to be paid in several installments. The Company has recorded an intangible asset of $350,000 at December 31, 2003 and has recorded a payable for the outstanding balance of $167,500 at December 31, 2003. The final installment of $167,500 was paid in August 2004, two years after the signing of the agreement. The Patent License will be amortized over the remaining life of the license beginning when the plant is first operational.

                 WORLD WASTE TECHNOLOGIES, INC. AND SUBSIDIARIES
                     (FORMERLY WORLD WASTE OF AMERICA, INC.)
                          (A DEVELOPMENT STAGE COMPANY)
                                   (Unaudited)

      During June, 2004, the Company issued warrants to purchase 250,000 shares of its common stock at $1.50 per share to the owners of Bio-Products in consideration for their assistance in obtaining certain modifications/ amendments to the license agreement. The fair value of the warrants of $100,625 was estimated at the date of grant using the option valuation model. The value of the warrants was estimated using the Black-Scholes option pricing model with the following assumptions: average risk-free interest of 3.6%; dividend yield of 0%; average volatility factor of the expected market price of the Company's common stock of 26.4%; and a term of 4 years. The company recorded the $100,625 fair value of the warrants as an increase to the capitalized patent license.

      In addition, the Company is obligated to pay a royalty for every ton of waste processed using the licensed technology as follows:

             Rate              Tons processed per day

              $0.50                1      -      2,000
              $1.00            2,000      -     10,000
              $1.50           10,000            and up

      In addition, the Company is obligated to pay a bonus to Bio-Products of two and one half percent (2.5%) of the gross sales price in excess of ten dollars ($10.00) per ton for the cellulosic product produced from MSW, utilizing the Technology.

      As additional consideration and for their experience and know-how regarding the Technology, the Company agreed to pay Bio-Products a monthly payment for technical services of ten thousand dollars ($10,000) per month from January, 2003 to May 2004 and twenty thousand dollars ($20,000) per month thereafter. As of June 30, 2004, all amounts have been paid.

      Due to the proprietary nature of the vessel design utilized in the process, the Company also agreed that Bio-Products shall maintain the exclusive right of vessel manufacture, and the Company shall purchase all required process vessels exclusively from Bio-Products at a purchase price of cost plus 15%.


NOTE 5. SIGNIFICANT CONTRACT

      In June 2003, the Company signed a 10-year contract, with options for three additional extensions of 5 years each, with Taormina Industries, a wholly-owned division of Republic Services (Republic) whereby Republic will deliver waste to the Company for processing at its initial facility which will be located on the campus of Republic in Anaheim, CA and will be capable of processing 500 tons per day. The second phase calls for the Company to build a 2,000 ton per day plant in the Orange County area. It is estimated that the initial facility will cost the Company approximately $12.5 million and is projected to be completed in the first quarter of 2005, if the Company is successful in raising the necessary funds. It is estimated that the second phase will cost the Company approximately $40 million, excluding land and building, and is projected to be completed in mid 2006, if the Company is successful in raising the necessary funds. The agreement also grants Republic a right of first refusal for an additional 10 counties throughout California where Republic has operations. Under the terms of this first contract, Republic will pay an initial tipping fee of $30 per ton to the Company. The ultimate success of the Company is highly dependent on the ability of both parties to the contract to fulfill their obligations, of which there can be no assurance.

                 WORLD WASTE TECHNOLOGIES, INC. AND SUBSIDIARIES
                     (FORMERLY WORLD WASTE OF AMERICA, INC.)
                          (A DEVELOPMENT STAGE COMPANY)
                                   (Unaudited)

      Effective July 26, 2004, the Company entered into a ten-year operating lease agreement with Taormina Industries, LLC for the site of the Company's initial processing facility. The lease requires monthly rent of $15,900. The Company paid the lessor $95,400 upon execution of the lease representing prepaid rent of $63,600 and a $31,800 security deposit. The Company will also be required to lease facilities to complete the second phase of the contract.

NOTE 6. NOTE PAYABLE

      Note payable is comprised as follows:

                                                     June 30,      December 31,
                                                       2004           2003
                                                     --------      ------------
           Note Payable, monthly installments
           of $575, with interest at 7.8%,
           secured by a vehicle                       $ 24,887      $ 27,310

           Less Current portion                          5,139         4,943
                                                       -------       -------

                                                      $ 19,748      $ 22,367
                                                        ======        ======

      The following is a summary of principal maturities of the Note Payable for years ending December 31:

            2004                            $   2,520
            2005                                5,342
            2006                                5,774
            2007                                6,241
            2008                                5,010
                                            ---------
                                             $ 24,887

NOTE 7. CONVERTIBLE PROMISSORY NOTES PAYABLE

      Convertible promissory notes payable ("Notes") are convertible into common stock of World Waste of Anaheim, Inc. until 90 days after the first plant is fully operational. The number of shares shall be equal in value to the outstanding balance of the notes and shall constitute 0.01% ownership in World Waste of Anaheim, Inc. for each $1,000 of the face value. The Notes accrue interest at eight percent (8%) per annum. Any unconverted promissory notes payable, plus accrued interest, is due and payable December 31, 2004. The Notes also have piggyback registration rights and are convertible into the Company's common stock at $1.00 per share in the event the Company becomes a public entity. All Notes were converted to common stock of the Company at the time of the merger with VPTI in August 2004 and all accrued interest was forfeited and credited to additional paid in capital at such time.

                 WORLD WASTE TECHNOLOGIES, INC. AND SUBSIDIARIES
                     (FORMERLY WORLD WASTE OF AMERICA, INC.)
                          (A DEVELOPMENT STAGE COMPANY)
                                   (Unaudited)

NOTE 8. COMMITMENT AND CONTINGENCIES

      As of June 30, 2004, the Company has entered into equipment and engineering purchase commitments related to start-up of the initial phase of the Republic contract of $3,091,090 against which deposits on equipment have been made of $922,510 and payments on construction in progress have been made of $69,605.

      The Company and its subsidiaries and officers of the Company were named defendants in a lawsuit alleging breach of contract, fraud, and misrepresentation related to the breach of a residential real estate lease and a potentially "detachable" warrant. On October 5, 2004, the Company entered into an agreement to settle the litigation. Pursuant to the settlement, the Company has agreed to pay $150,000 by December 2005, which is accrued as of June 30, 2004. The plaintiff has agreed to dismiss all claims with prejudice.

      In March, 2004, the Company entered into a lease for office space in San Diego. The lease term is for two years commencing April 1, 2004. Annual rent is $54,943 for year one and $56,634 for year two.


NOTE 9. RELATED PARTY TRANSACTIONS

      Transactions with the Placement Agent

      In December 2003, in connection with the anticipated offering of shares in a private placement offering, the Company entered into an agreement, amended in March 2004, with Cagan McAfee Capital Partners, LLC ("CMCP") and its affiliated broker dealers to provide the Company with investment banking advisory and consulting services. The agreement calls for, amoung other terms, $15,000 a month in advisory fees, 10% payment on equity raised, and 10% of the shares sold in warrants.

      The total professional fees paid to CMCP were for the three months ended March 31, 2004: cash $145,000, which includes $45,000 for advisory services, and warrants to purchase 62,500 shares of the Company's common stock for seven years at purchase prices between $1.00 and $1.50. The fair value of the warrants was $23,429. The amount relating to equity raised were offset to the equity raised.

                 WORLD WASTE TECHNOLOGIES, INC. AND SUBSIDIARIES
                     (FORMERLY WORLD WASTE OF AMERICA, INC.)
                          (A DEVELOPMENT STAGE COMPANY)
                                   (Unaudited)

      The total professional fees paid to CMCP were for the three months ended June 30, 2004: cash $193,550 and warrants to purchase 135,700 shares of the Company's common stock for seven years at a purchase price of $1.50. The fair value of the warrants was $47,808.

      The value of the warrants was estimated using the Black-Scholes option pricing model with the following assumptions: average risk-free interest of 3.6%; dividend yield of 0%; average volatility factor of the expected market price of the Company's common stock of 26.4%; and a term of 4 years.

NOTE 10. EMPLOYMENT CONTRACTS

      The Company entered into employment contracts with three members of its senior executive management. The employment contracts have a term of five years and expire on December 31, 2007, January 17, 2008 and February 28, 2009. The executives may only be terminated for cause. The employment contracts cover the executives' duties and annual salaries. Total salaries for the three contracts are $501,000 for 2004 and $651,000 for 2005 and 2006. Increases are at the discresion of the Board of Directors.

NOTE 11. SUBSEQUENT EVENTS

      Effective July 26, 2004, the Company entered into a ten-year operating lease agreement with Taormina Industries, LLC for the site of the Company's initial processing facility. The lease requires monthly rent of $15,900. The Company paid the lessor $95,400 upon execution of the lease representing prepaid rent of $63,600 and a $31,800 security deposit. The Company will also be required to lease facilities to complete the second phase of the contract.

      During July 2004, the Company issued a warrant to a consultant for the purchase of 50,000 shares at an exercise price of $0.01 per share in consideration for investment banking, financial structuring and advisory services provided. The fair value of the warrant was $74,567. The value of the warrants was estimated using the Black-Scholes option pricing model with the following assumptions: average risk-free interest of 3.6%; dividend yield of 0%; average volatility factor of the expected market price of the Company's common stock of 26.4%; and a term of 4 years.

                 WORLD WASTE TECHNOLOGIES, INC. AND SUBSIDIARIES
                     (FORMERLY WORLD WASTE OF AMERICA, INC.)
                          (A DEVELOPMENT STAGE COMPANY)
                                   (Unaudited)

      Between July 1, 2004 and August 24, 2004, the Company received $2,436,460 for 1,671,537 common stock subscriptions entered into prior to the Company's merger with VPTI. The Company issued and sold these securities pursuant to certain exemptions from registration. Commissions of $133,236 and warrants to purchase 167,154 shares of the Company's common stock for seven years at purchase prices between $1.35 and $1.50 per share was paid to Chadbourn Securities, Inc., an NASD broker dealer, and Laird Q. Cagan, a significant shareholder of WWT and a registered representative of Chadbourn Securities, Inc. (collectively, the "Placement Agent") in connection with the private placement. The fair value of the warrants was $35,307. The value of the warrants was estimated using the Black-Scholes option pricing model with the following assumptions: average risk-free interest of 3.6%; dividend yield of 0%; average volatility factor of the expected market price of the Company's common stock of 26.4%; and a term of 4 years.


      Effective August 24, 2004, WWTI was merged into VPTI. VPTI is a publicly-traded company with no material operations, as discussed in Note
      1. Prior to the merger with VPTI, the holders of the Convertible Promissory Notes Payable converted these notes into 1,193,500 shares of common stock of WWTI.

      On September 24, 2004, in connection with a private placement of securities, the Company sold 400,000 units; each unit comprised of one (1) share of common stock in the Company and warrants exercisable for 0.25 shares (100,000 shares) of common stock of the Company at $0.01 per share for 5 years. The fair value of the warrants was $249,133. The value of the warrants was estimated using the Black-Scholes option pricing model with the following assumptions: average risk-free interest of 3.6%; dividend yield of 0%; average volatility factor of the expected market price of the Company's common stock of 26.4%; and a term of 4 years. The consideration paid for the units was $2.50 per unit, for an aggregate gross proceeds to the Company of $1,000,000. Under the Registration Rights Agreement, the Company has agreed to register these shares under the Securities Act of 1933, as amended within ninety (90) days of the closing of the private placement or when the Company undertakes certain public offerings. A commission of $100,000 and warrants to purchase up to 50,000 shares of common stock of the Company, exercisable for seven years at an exercise price of $2.50 per share for the placement of the units was paid to the placement agent, which is a related party. The fair value of the warrants was $26,776, determined with the same assumptions as noted above.

      On October 12, 2004, in connection with a private placement of securities, the Company sold 192,000 units, each unit comprised of one (1) share of common stock in the Company and warrants exercisable for 0.25 shares (48,000 shares) of common stock of the Company at $0.01 per share for 5 years. The fair value of the warrants was $119,584. The value of the warrants was estimated using the Black-Scholes option pricing model with the following assumptions: average risk-free interest of 3.6%; dividend yield of 0%; average volatility factor of the expected market price of the Company's common stock of 26.4%; and a term of 4 years. The consideration paid for the units was $2.50 per unit, for an aggregate gross proceeds to the Company of $480,000. Under the Registration Rights Agreement, the Company has agreed to register these shares under the Securities Act of 1933, as amended within ninety (90) days of the closing of the private placement or when the Company undertakes certain public offerings. A commission of $48,000 and warrants to purchase up to 35,500 shares of common stock of the Company, exercisable for seven years at an exercise price of $2.50 per share for the placement of the Units was paid to the placement agent, which is a related party. The fair value of the warrants was $12,852, determined with the same assumptions as noted above.

                 WORLD WASTE TECHNOLOGIES, INC. AND SUBSIDIARIES
                     (FORMERLY WORLD WASTE OF AMERICA, INC.)
                          (A DEVELOPMENT STAGE COMPANY)
                                   (Unaudited)

NOTE 12. PRO FORMA DISCLOSURES (UNAUDITED)

      VPTI had immaterial assets and liabilities as of June 30, 2004 and December 31, 2003 and immaterial revenue and expenses for the six month periods ended June 30, 2004 and 2003. Waste Solutions, Inc. had immaterial assets and liabilities as of December 31, 2003 and immaterial revenues and expenses for the six month period ended June 30, 2003. Consequently, pro forma condensed financial information for the Company and VPTI combined, as of June 30, 2004 and December 31, 2003, and for the six month periods ended June 30, 2004 and 2003 would be substantially the same as that reported in the accompanying financial statements.